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                                                                Exhibit 23



                          Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-20169) and related prospectus pertaining to the Cal-Maine Foods, Inc. 1993 Stock Option Plan and in the Post-Effective amendment No. 1 to Form S-1 on Form S-3 (No. 333-14809) and related prospectus pertaining to shares underlying common stock purchase warrants of Cal-Maine Foods, Inc. of our report dated July 23, 1999, with respect to the combined financial statements of Smith Farms, Inc and Affiliates for the year ended June 30, 1999 included in Cal-Maine Foods, Inc.'s Current Report on Form 8-K/A No. 1 dated December 13, 1999.


                                          /s/ Ed Bercot & Company


Harlingen, Texas
December 9, 1999







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